Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

September 19, 2012

Franklin Resources, Inc.

One Franklin Parkway

San Mateo, California 94403

Ladies and Gentlemen:

We have acted as counsel to Franklin Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer, issuance and sale from time to time of an indeterminate number of (i) shares of common stock of the Company (the “Shares”), (ii) senior and subordinated debt securities of the Company (the “Debt Securities”), (iii) shares of preferred stock of the Company (“Preferred Shares”), (iv) warrants (the “Warrants”), and (v) units comprised of any of the foregoing securities (the “Units” and, together with the Shares, the Debt Securities, the Preferred Shares, and the Warrants, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of the Company, as amended; (ii) the Amended and Restated By-Laws of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; (v) the Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to Chemical Bank, as trustee, dated as of May 19, 1994 (the “Indenture”); and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply

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with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case at the time the Securities are offered or issued as contemplated in the Registration Statement, (ii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement filed with the Commission describing the Securities offered thereby, (iii) the Indenture and any supplemental indenture thereto will have been qualified under the Trust Indenture Act of 1939, as amended, (iv) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued, (v) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, and (vi) the Trustee, warrant agent and unit agent, when appointed, will validly exist and have the requisite corporate power to enter into and perform their respective obligations under the Indenture and any supplemental indenture relating to the Debt Securities, the warrant agreement relating to the Warrants and the unit agreement relating to the Units, as applicable, and (vii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, we advise you that in our opinion:

1. Shares. Assuming that the issuance and terms of any Shares and the terms of the offering thereof have been duly authorized, when (i) the Company has received the consideration therefor specified in any applicable underwriting agreement approved by the Company’s board of directors, and (ii) in the case of any Shares to be issued under any Warrants, upon due exercise of, and any payment of the exercise price specified in, such Warrants and (iii) in the case of any Shares to be issued upon the exchange or conversion of Debt Securities, Preferred Shares and Warrants that are exchangeable for or convertible into Shares, upon due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, then in each case such Shares (including any Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and non-assessable.

2. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the terms of such Debt Securities to be issued under the Indenture and any applicable supplemental indenture and of their issuance and sale have been duly established in conformity with such Indenture and such supplemental indenture, (ii) any applicable supplemental indenture has been duly authorized, executed and delivered, and (iii) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and any applicable supplemental indenture and issued and sold in accordance with any underwriting agreement approved by the Company’s board of directors, such Debt Securities (including any Debt Securities that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

September 19, 2012

3. Preferred Shares. Assuming that the issuance and terms of any series of Preferred Shares and the terms of the offering thereof have been duly authorized, when (i) a certificate of designation fixing and determining the terms of the Preferred Shares has been duly filed with the Secretary of State of the State of Delaware and accepted for record, (ii) the Company has received the consideration therefor specified in any applicable underwriting agreement approved by the Company’s board of directors, and (iii) in the case of any Preferred Shares to be issued under any Warrants, upon due exercise of, and any payment of the exercise price specified in, such Warrants and (iv) in the case of any Preferred Shares to be issued upon the exchange or conversion of Debt Securities, Preferred Shares and Warrants that are exchangeable for or convertible into Preferred Shares, upon due exercise of such exchange or conversion rights in accordance with the terms of the applicable instruments, then in each case such Preferred Shares (including any Preferred Shares that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will be validly issued, fully paid and non-assessable.

4. Warrants. Assuming that the issuance and terms of such Warrants and the terms of the offering thereof have been duly authorized, when (i) the terms of such Warrants to be issued under a warrant agreement and of their issuance and sale have been duly established in conformity with such warrant agreement, (ii) the warrant agreement relating to such Warrants has been duly authorized, executed and delivered, (iii) such Warrants have been duly executed and authenticated in accordance with the warrant agreement and issued and sold in accordance with any underwriting agreement approved by the Company’s board of directors, such Warrants (including any Warrants that may be issued as part of Units or upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Units. Assuming that the issuance and terms of such Units and the terms of the offering thereof have been duly authorized, when (i) the terms of such Units to be issued under a unit agreement and of their issuance and sale have been duly established in conformity with such unit agreement, (ii) the unit agreement relating to such Units has been duly authorized, executed and delivered, (iii) such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold in accordance with any underwriting agreement approved by the Company’s board of directors, such Units (including any Units that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to the Debt Securities, Warrants and Units are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to

September 19, 2012

indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP